SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2005

Panacos Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 6, 2005, Panacos Pharmaceuticals, Inc. (“Panacos” or the “Company”) announced the pricing of its public offering of 8,250,000 shares of its common stock at a price of $10.50 per share. The gross proceeds, before discounts, commissions and expenses, of the public offering will be $86,625,000. Panacos has also granted the underwriters of the offering a 30-day over-allotment option to purchase an additional 1,237,500 shares of common stock. All of the shares are being sold by Panacos pursuant to its two effective shelf Registration Statements on Form S-3 (Registration Nos. 333-124894 and 333-128135) previously filed with the Securities and Exchange Commission. SG Cowen & Co., LLC and Bear, Stearns & Co. Inc. are acting as joint book runners for the offering. Acting as co-managers for the offering are Needham & Company, LLC and Leerink Swann & Company. The offering is expected to close on October 12, 2005. The information contained in the press release dated October 6, 2005 is incorporated herein by reference and filed as Exhibit 99.1 hereto.

The Company filed with the Securities and Exchange Commission (the “Commission”), on October 6, 2005, a final prospectus supplement dated October 5, 2005 relating to the issuance and sale of the common stock. In connection with the filing of the final prospectus supplement with the Commission, the Company is filing the underwriting agreement relating thereto as Exhibit 1.1 hereto and the legal opinion of the Company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as to the validity of the common stock as Exhibit 5.1 hereto.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	The following exhibits are furnished with this report:

Exhibit Number	Description
1.1	Underwriting Agreement dated October 5, 2005.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the legality of the securities being issued.

99.1	The Registrant’s Press Release dated October 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.

Dated: October 6, 2005	By:	/S/ PEYTON J. MARSHALL
Peyton J. Marshall, Ph.D. Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated October 5, 2005.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the legality of the securities being issued.

99.1	The Registrant’s Press Release dated October 6, 2005.